As filed with the Securities and Exchange Commission on July 29, 2008

Registration No. 333-152305

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

REGISTRATION STATEMENT ON FORM F-1

UNDER

THE SECURITIES ACT OF 1933

China Mass Media International Advertising Corp.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6th Floor, Tower B, Corporate Square, 35 Finance Street

Xicheng District, Beijing 100032

People’s Republic of China

(86-10) 8809-1099

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alan Seem, Esq.	Z. Julie Gao, Esq.
Shearman & Sterling LLP	Latham & Watkins LLP
12th Floor, East Tower, Twin Towers	41st Floor, One Exchange Square
B-12 Jianguomenwai Dajie	8 Connaught Place, Central
Beijing 100022, People’s Republic of China	Hong Kong
(86-10) 5922-8000	(852) 2522-7886

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Ordinary shares, par value US$0.001 per share	248,831,250	US$0.48	US$119,439,000	US$5,895(4)

(1)	American depositary shares, or ADSs, have been registered under a separate registration statement on Form F-6 (Registration No. 333-152416) . Each ADS represents 15 ordinary shares.
(2)	Includes (a) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their overallotment option and (b) all ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). No underwriters were involved in these issuances. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Issuance	Number of Securities	Title of Securities	Consideration
Wide Atlantic Limited(1)	March 6, 2008	99	ordinary shares	US$99.0
Happy Indian Ocean Limited(1)	June 16, 2008(2)	329,840	ordinary shares	US$329.84
Arctic Spring Limited(1)	June 16, 2008(2)	82,460	ordinary shares	US$82.48
Happy Indian Ocean Limited(1)	June 16, 2008(2)	70,080	preferred shares	US$70.08
Arctic Spring Limited(1)	June 16, 2008(2)	17,520	preferred shares	US$17.52
Certain Directors, Officers, Employees and Consultants	July 1, 2008	42,891	options to purchase ordinary shares	N/A
Happy Indian Ocean Limited(1)	July 17, 2008(3)	329,590,080	ordinary shares	N/A
Arctic Spring Limited(1)	July 17, 2008(3)	82,397,520	ordinary shares	N/A
Winner Wide Limited	July 17, 2008(3)	24,795,180	preferred shares	N/A
CTF Capital Ltd.	July 17, 2008(3)	24,795,180	preferred shares	N/A
Goldcorn Development Limited	July 17, 2008(3)	11,668,320	preferred shares	N/A
Jumbo Right Holdings Limited	July 17, 2008(3)	4,375,620	preferred shares	N/A
True Wise Investments Limited	July 17, 2008(3)	14,585,400	preferred shares	N/A
Ever Kingdom Limited	July 17, 2008(3)	7,292,700	preferred shares	N/A
Certain Directors, Officers, Employees and Consultants	July 17, 2008	42,848,109	options to purchase ordinary shares	N/A

(1)	Controlled by Mr. Shengcheng Wang, our chairman and chief executive officer.
(2)	In connection with our issuance of ordinary and series A preferred shares for the purpose of facilitating the sale by these entities of their holdings in our company.
(3)	In connection with our issuance of 999 additional shares for every outstanding ordinary and series A preferred share.

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

2.1*	English Translation of Asset Transfer Agreement between Mass Media International Advertising Co., Ltd. and Mass Media & Universal International Advertising Co., Ltd.

3.1*	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant

Exhibit Number	Description of Document
4.1*	Registrant’s form of American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for ordinary shares

4.3*	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of the American Depositary Shares(1)

4.4*

Investor Rights Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, True Wise Investments Limited and Ever Kingdom Limited

5.1*	Opinion of Maple and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Maple and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters

10.1*	Form of 2008 Share Incentive Plan

10.2*

Termination Agreement dated July 23, 2008, among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, True Wise Investments Limited and Ever Kingdom Limited

10.3*	English Translation of Non-Competition Agreement dated January 31, 2008, among Mr. Shengcheng Wang, Ms. Kun Zhang, Mr. Zhiyi Wang, Ms. Wenkai Zhang and Mass Media & Universal International Advertising Co., Ltd.

10.4*	Form of Employment Agreement

10.5*	English Translation of Equity Transfer Agreement between Universal International Advertising Limited and Shenzhen Guang Er Gao Zhi Co., Ltd.

10.6*	English Translation of Framework Agreement dated December 20, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.7*	English Translation of Advertising Agency Agreement dated January 22, 2008 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.8*	English Translation of Advertising Agency Agreement on 2008 Chinese New Year Gala Program dated December 6, 2007 between Mass Media & Universal International Advertising Co., Ltd. and CCTV

10.9*	English Translation of Advertising Agency Agreement on Special Events dated December 12, 2007 between Mass Media & Universal International Advertising Co., Ltd. and CCTV

10.10*	English Translation of Form of Media Resource Purchase Agreement between Mass Media & Universal International Advertising Co., Ltd. and CCTV

10.11*	English Translation of Form of Advertising Agency Agreement between Mass Media & Universal International Advertising Co., Ltd. and advertising clients

10.12*	English Translation of Lease Agreement dated December 30, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.13*	English Translation of Lease Agreement dated December 30, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Zhiyi Wang

Exhibit Number	Description of Document
10.14*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Winner Wide Limited

10.15*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and CTF Capital Ltd.

10.16*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Goldcorn Development Limited

10.17*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Jumbo Right Holdings Limited

10.18*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and True Wise Investments Limited

10.19*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Ever Kingdom Limited

10.20*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.21*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, True Wise Investments Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.22*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, Ever Kingdom Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.23*	Preferred Share Conversion Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited and China Mass Media International Advertising Corp.

21.1*	Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)

23.4*	Consent of Commerce & Finance Law Offices

23.5*	Consent of Jiming Ha

23.6*	Consent of Jianmin Qu

23.7*	Consent of Xingzhao Liu

24.1*	Powers of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of Commerce & Finance Law Offices

(1)	Filed with the SEC as an exhibit to the Registration Statement on Form F-6 (Registration No. 333-152416) with respect to American depositary shares representing ordinary shares.
*	Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on July 29, 2008.

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

By:	/s/ Shengcheng Wang
Name:	Shengcheng Wang
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shengcheng Wang Name: Shengcheng Wang	Chairman and Chief Executive Officer	July 29, 2008

/s/ Julie Zhili Sun Name: Julie Zhili Sun	Director	July 29, 2008

/s/ Haiyan Xing Name: Haiyan Xing	Director	July 29, 2008

/s/ Eric Wang Lam Cheung Name: Eric Wang Lam Cheung	Chief Financial Officer (principal financial and accounting officer)	July 29, 2008

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States, of China Mass Media International Advertising Corp., has signed this registration statement or amendment thereto in the City of Newark, Delaware, on July 29, 2008.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

2.1*	English Translation of Asset Transfer Agreement between Mass Media International Advertising Co., Ltd. and Mass Media & Universal International Advertising Co., Ltd.

3.1*	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant

4.1*	Registrant’s form of American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for ordinary shares

4.3*	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of the American Depositary Shares(1)

4.4*

Investor Rights Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, True Wise Investments Limited and Ever Kingdom Limited

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares being registered

8.1*	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of Shearman & Sterling LLP, United States counsel to the Registrant, regarding certain U.S. tax matters

10.1*	Form of 2008 Share Incentive Plan

10.2*	Termination Agreement dated July 23, 2008, among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, True Wise Investments Limited and Ever Kingdom Limited

10.3*	English Translation of Non-Competition Agreement dated January 31, 2008, among Mr. Shengcheng Wang, Ms. Kun Zhang, Mr. Zhiyi Wang, Ms. Wenkai Zhang and Mass Media & Universal International Advertising Co., Ltd.

10.4*	Form of Employment Agreement

10.5*	English Translation of Equity Transfer Agreement between Universal International Advertising Limited and Shenzhen Guang Er Gao Zhi Co., Ltd.

10.6*	English Translation of Framework Agreement dated December 20, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.7*	English Translation of Advertising Agency Agreement dated January 22, 2008 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.8*	English Translation of Advertising Agency Agreement on 2008 Chinese New Year Gala Program dated December 6, 2007 between Mass Media & Universal International Advertising Co., Ltd. and CCTV

10.9*	English Translation of Advertising Agency Agreement on Special Events dated December 12, 2007 between Mass Media & Universal International Advertising Co., Ltd. and CCTV

10.10*	English Translation of Form of Media Resource Purchase Agreement between Mass Media & Universal International Advertising Co., Ltd. and CCTV

Exhibit Number	Description of Document
10.11*	English Translation of Form of Advertising Agency Agreement between Mass Media & Universal International Advertising Co., Ltd. and advertising clients

10.12*	English Translation of Lease Agreement dated December 30, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Beijing Guang Er Gao Zhi Film and Television Production Company Ltd.

10.13*	English Translation of Lease Agreement dated December 30, 2007 between Mass Media & Universal International Advertising Co., Ltd. and Zhiyi Wang

10.14*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Winner Wide Limited

10.15*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and CTF Capital Ltd.

10.16*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Goldcorn Development Limited

10.17*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Jumbo Right Holdings Limited

10.18*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and True Wise Investments Limited

10.19*	Investment Agreement dated June 24, 2008 among China Mass Media International Advertising Corp., Happy Indian Ocean Limited, Arctic Spring Limited and Ever Kingdom Limited

10.20*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, Winner Wide Limited, CTF Capital Ltd., Goldcorn Development Limited, Jumbo Right Holdings Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.21*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, True Wise Investments Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.22*	Share Purchase Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited, Ever Kingdom Limited, China Mass Media International Advertising Corp. and Shengcheng Wang

10.23*	Preferred Share Conversion Agreement dated July 23, 2008 among Happy Indian Ocean Limited, Arctic Spring Limited and China Mass Media International Advertising Corp.

21.1*	Subsidiaries of the Registrant

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)

23.4*	Consent of Commerce & Finance Law Offices

23.5*	Consent of Jiming Ha

23.6*	Consent of Jianmin Qu

23.7*	Consent of Xingzhao Liu

24.1*	Powers of Attorney (included on signature page)

Exhibit Number	Description of Document

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of Commerce & Finance Law Offices

(1)	Filed with the SEC as an exhibit to the Registration Statement on Form F-6 (Registration No. 333-152416) with respect to American depositary shares representing ordinary shares.
*	Previously filed.